Exhibit 99.1

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Information Services Group, Inc.

We have audited the accompanying balance sheet of Information Services Group, Inc. (a corporation in the development stage) (the “Company”) as of February 6, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period July 20, 2006 (date of inception) to February 6, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Services Group, Inc. (a corporation in the development stage) as of February 6, 2007, and the results of its operations and its cash flows for the period July 20, 2006 (date of inception) to February 6, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company P.C.

Roseland, New Jersey

February 7, 2007

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

BALANCE SHEET

February 6, 2007

ASSETS

Current assets
Cash	$1,273,037
Prepaid expense and other current assets	55,214

Total current assets	1,328,251

Office equipment, net of accumulated depreciation of $2,511	45,794

Other assets, cash held in trust fund	254,050,000

$255,424,045

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$666,952
Note payable, stockholder, including accrued interest of $5,219	255,219

Total current liabilities	922,171

Long-term liabilities, deferred underwriters’ fee	8,262,500

Common stock, subject to possible redemption, 6,468,750 shares at redemption value	50,809,998

Commitments

Stockholders’ equity
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	—
Common stock, $.001 par value, authorized 100,000,000 shares; 40,429,687 shares issued and outstanding, (including 6,468,750 shares subject to possible redemption)	40,430
Additional paid-in-capital	195,466,745
Deficit accumulated during the development stage	(77,799)

Total stockholders’ equity	195,429,376

$255,424,045

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period July 20, 2006 (date of inception) to February 6, 2007

Interest income	$305

Formation and operating costs	72,885
Interest expense	5,219

Net loss	$(77,799)

Approximate weighted average number of common shares outstanding, basic and diluted	7,277,868

Net loss per common share	$0.01

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period July 20, 2006 (date of inception) to February 6, 2007

				Deficit
				Accumulated
	Common Stock		Additional Paid in	During Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares issued to existing shareholders	8,085,937	$8,086	$1,992	$—	$10,078

Warrant redemption			(4,687)		(4,687)

Sale of 32,343,750 units on February 6, 2007 at a price of $8 per unit, net of underwriters’ discount and offering costs (including 6,468,750 shares subject to possible redemption)	32,343,750	32,344	239,779,338		239,811,682

Proceeds subject to possible redemption, 6,468,750 shares			(50,809,998)		(50,809,998)

Proceeds from issuance of warrants			6,500,000		6,500,000

Proceeds from issuaunce of options			100		100

Net loss				(77,799)	(77,799)

Balances, February 6, 2007	40,429,687	$40,430	$195,466,745	$(77,799)	195,429,376

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period July 20, 2006 (date of inception) to February 6, 2007

Cash flows from operating activities
Net loss	$(77,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,511
Increase (decrease) in cash attributable to changes in assets and liabilities
Prepaid expense and other current assets	(55,214)
Accounts payable and accrued expenses	16,564

Net cash used in operating activities	(113,938)

Cash flows from investing activities
Purchase of equipment	(48,305)
Cash held in trust	(254,050,000)

Net cash used in investing activities	(254,098,305)

Cash flows from financing activities
Proceeds from notes payable, stockholder	250,000
Redemption of warrants	(4,687)
Proceeds from issuance of common stock	10,078
Proceeds from issurance of warrants in private placement	6,500,000
Gross proceeds from public offering	258,750,000
Payments for underwriters’ discount and offering cost	(10,020,211)
Proceeds from issuance of option	100

Net cash provided by financing activities	255,485,280

Net increase in cash	1,273,037

Cash, beginning of period	—

Cash, end of period	$1,273,037

Supplemental schedule of non-cash financing activities:

Accrual of offering costs	$655,607

Deferred underwriters’ fees	$8,262,500

See accompanying notes to financial statements.

INFORMATION SERVICES GROUP, INC.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Information Services Group, Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on July 20, 2006. The Company was formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination one or more domestic or international operating businesses. The Company’s efforts in identifying a prospective target will not be limited to a particular industry, although the Company intends to focus its efforts on the information services industry, including business, media, marketing and consumer information opportunities. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the offering of Units (as defined in Note C) (the “Offering”) and the over-allotment option exercise (as defined in Note C) (the “Over-Allotment Option Exercise”), although substantially all of the net proceeds of the Offering  and Over-Allotment Option Exercise are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the information services industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Since the closing of the Offering, Over-Allotment Option Exercise, approximately 98.1% of the aggregate gross proceeds from units offered to the public, after payment of certain amounts to the underwriters, offering costs and funding of working capital, is held in a trust account, (“Trust Account”).  The Trust Account will be invested in government securities having a maturity of 180 days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders prior to the Offering have agreed to vote the shares of common stock owned by them immediately before the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Offering or in the aftermarket.  The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Offering exercise their conversion rights.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Common stock:

On January 30, 2007, the Company effected a one-for-two stock dividend for each issued and outstanding share of the Company’s common stock, par value $0.001 per share.  All transactions and disclosures in the financial statements related to the Company’s common stock have been adjusted to reflect the effect of the stock dividend.

Net loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Property and equipment:

Property and equipment, comprised of computer and communications equipment, are stated at cost less accumulated depreciation. The Company provides for depreciation using the straight line method over the assets estimated useful lives, generally 5 years.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE C—THE OFFERING AND OVER-ALLOTMENT OPTION EXERCISE

On February 6, 2007, the Company sold 28,125,000 units (“Units”) at a price of $8.00 per Unit in the Offering.  Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one redeemable common stock purchase warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (i) one year from the date of the final prospectus for the Offering or (ii) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants are redeemable at a price of $0.01 per Warrant, upon 30 days prior notice, after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

On February 5, 2007, the underwriters for the Company’s initial public offering exercised their over-allotment option and on February 6, 2007 purchased an additional 4,218,750 units at a price of $8.00 per Unit.

NOTE D—RELATED PARTY TRANSACTIONS

The Company issued two unsecured promissory notes to a principal stockholder and affiliate of the Company’s officer, Oenoke Partners, LLC, in August and October 2006.  The notes, which aggregate $250,000, not including accrued interest of $5,219 at February 6, 2007, bear interest at 5% per annum and are payable on the earlier of 1 year from its origination or the consummation of the Offering.  The principal stockholder of the Company has extended the first due date of the notes until such time as there is sufficient operating cash flow.

On February 6, 2007, Oenoke Partners, LLC purchased, in a private placement, 6,500,000 warrants at $1 per warrant. As discussed in Note A, the proceeds from the private placement of $6.5 million are held in trust.  Oenoke Partners, LLC also agreed that it will not sell or otherwise transfer the warrants until one year after the Company consummates a Business Combination and will additionally waive its rights to conversion of these shares in connection with the vote on the initial Business Combination.

In August and December 2006, the Company issued 7,031,250 Units and 1,054,687 shares of common stock, respectively, to Oenoke Partners, LLC, for aggregate proceeds of approximately $10,078.  In September 2006, the warrants underlying the Units were redeemed in full at a redemption price of $4,687.

NOTE E—COMMITMENTS

The Company paid an underwriting discount of approximately 3.78% ($9,850,000) of the public unit offering price to the underwriters at the closing of the Offering and Over-Allotment Option Exercise, with an additional fee of approximately 3.22% ($8,262,500) of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has sold to the underwriters, for $100, a four-year option to purchase up to a total of 1,406,250 units at a per-unit price of $9.60. The units issuable upon exercise of this option are also identical to those offered in the Offering except that warrants included in the option have an exercise price of $7.50.

The sale was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.58 per unit, or approximately $5.0 million in total, using an expected life of four years, volatility of 58.8% and a risk-free interest rate of 4.87%.

The volatility calculation of 58.8% is based on the most recent trading day average volatility of a representative sample of nine (9) companies with market capitalizations of approximately $65 million to $645 million that management believes to be engaged in the business of information services (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

NOTE F—PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE H—LEASES

In September 2006, the Company entered into a lease agreement for office space that extends through September 2007, requiring monthly payments of $10,203. The lease may be extended through September 2008, for monthly payments of $13,203, under two (2) six-month extensions, upon proper notice as defined in the agreement. Aggregate amounts due under this lease agreement through September 2007 are approximately $122,000.   At February 6, 2007 approximately $38,000 of rent was paid.